EXHIBIT 10.8

ASSIGNMENT AND FIRST AMENDMENT TO COMMERCIAL LEASE

This Assignment and First Amendment to Commercial Lease (this “Amendment”) is entered into and effective as of June 13, 2019 (the “Effective Date”) by and among GREEN ROAD, LLC, a California limited liability company (“Landlord”), David Barakett, an individual (the “Guarantor”), SGSD, LLC, a Nevada limited liability company (“SGSD”), and NMG SAN DIEGO, LLC, a California limited liability company (“NMG”).

RECITALS

A. Landlord and SGSD are parties to that certain Commercial Lease dated December 1, 2018, (the “Lease”), whereby SGSD leases from Landlord that certain real property in San Diego, California, commonly known as 7625 Carroll Road, San Diego, California 92121 (APN: 343-100-35) and consisting of approximately 1.29 acres and all improvements thereon (including, without limitation, two small buildings and a parking area), as more particularly described in the Lease (the “Premises”). The Lease is guaranteed by Guarantor pursuant to that certain Guaranty of Lease dated December 1, 2018, (the “Guaranty”).

B. SGSD desires to assign to NMG all of its right, title, and interest as Tenant under the Lease, and NMG desires to assume from SGSD all of its right, title, and interest as Tenant under the Lease, subject to the terms and condition of this Amendment.

C. Pursuant to Paragraph 21 of the Lease, Landlord’s consent is required in connection with any assignment of Tenant’s interests under the Lease.

D. SGSD and NMG have requested that Landlord consent to and approve the Assignment, and Landlord has agreed to consent to and approve the assignment, all on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged and agreed, in reliance on the above recitals, the parties do hereby agree as follows:

AMENDMENT

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Lease.

2. Assignment.

2.1 SGSD hereby grants, sells, transfers, conveys, assigns, and sets over unto NMG all of SGSD’s right, title, and interest in and to the Lease and to the extent assignable, any and all subordination, non-disturbance and attornment agreements, estoppel letters, subleases, and any and all similar agreements, if any, executed by SGSD in connection with the Lease and/or the Premises, including but not limited to those set forth on Schedule 1 (collectively, the “Property Agreements”).

2.2 SGSD Consideration. As consideration for the assignment set forth in Section 2.1 of this Amendment, NMG shall cause NMG’s parent entity, Body and Mind, Inc., a Canadian Corporation (hereinafter “BAM”), to pay SGSD up to three (3) payments of shares in accordance with the Settlement and Release Agreement of even date herewith among BaM and its related entities and the Guarantor and his related entities.

2.3 NMG hereby assumes the Lease and agrees to perform all of the duties, obligations, covenants, conditions, and restrictions included in the Lease and the Property Agreements that are required to be performed by SGSD thereunder. NMG hereby agrees to pay, when due, all rents, taxes, insurance, assessments, utilities, costs, expenses, and any other sums due and payable under the Lease and Property Agreements accruing after the Effective Date. NMG shall cause BAM to assume the Guaranty and agree to perform all of the duties, obligations, covenants, conditions, and restrictions included in the Lease and the Property Agreements that are guaranteed by the Guarantor under the Guaranty.

2.4 Representations of SGSD. SGSD hereby represents and warrants to NMG that:

a. SGSD has full power and authority to enter into this Amendment and to assign the Lease and each Property Agreement.

b. This Amendment is valid, binding, and enforceable against SGSD in accordance with its terms.

c. SGSD has delivered to NMG a true, correct, and complete copy of the Lease and each Property Agreement. The Lease and Property Agreements are true, complete, and correct and constitute the entire agreement between the Landlord and SGSD with respect to the Premises and have not been amended, modified, supplemented, or assigned prior to the execution of this Amendment, except for such instruments as are identified on Schedule 1.

d. There are no promises, agreements, understandings, or commitments between Landlord and SGSD or SGSD and third parties relating to the Lease, the Property Agreements, or the Premises, other than those set forth in Schedule 1, that are not being terminated by SGSD on or prior to the Effective Date, without any continuing obligation on either NMG or the Premises.

e. The Lease and Property Agreements are valid and in full force and effect. To the best of its knowledge, neither Landlord nor SGSD or any third party is in default under the Lease or under any Property Agreement, and no event has occurred that, with the giving of notice, or passage of time, or both, would constitute such a default by Landlord or by SGSD or any other party thereto, and neither Landlord nor any other party has asserted any claim against SGSD.

f. To SGSD’s knowledge, the “Landlord” (as defined in the recital above) is the owner of the Premises.

2.5 Representations of NMG. NMG hereby represents and warrants to SGSD that (i) NMG has full power and authority to enter into this Assignment and to assume the Lease and each Property Agreement, and (ii) this Amendment is valid, binding, and enforceable against NMG in accordance with its terms. NMG shall cause BAM to release Guarantor from the Guaranty to be assumed by BAM pursuant to Section 2.3 of this Amendment.

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2.6 Representations of Landlord. In addition to and in no way limiting the representations and warranties of Landlord set forth in the Lease, Landlord hereby represents and warrants to NMG that upon execution and assignment of the Lease as set forth herein, NMG shall begin its term under the Lease in good standing. There have been no known defaults or lease violations prior to NMG’s assignment for which the Landlord will hold NMG liable. In no event shall Landlord hold NMG liable for any past due taxes accrued in connection with the Premises prior to execution of this Agreement. Landlord shall release Guarantor from the Guaranty to be assumed by BAM pursuant to Section 2.3 of this Amendment.

2.7 Indemnity.

a. NMG shall indemnify, defend, and hold SGSD harmless from and against any and all claims, damages, liabilities, costs, and expenses caused by any breach or alleged breach of (i) any obligation to be performed by NMG, as Tenant under the Lease, or as a party to the Property Agreements, accruing after the Effective Date, or (ii) any of the representations, warranties, or agreements of NMG set forth herein.

b. SGSD shall indemnify, defend, and hold NMG harmless from and against any and all claims, damages, liabilities, costs, and expenses caused by any breach or alleged breach of (i) any obligation to be performed by SGSD and its predecessors, as Tenant under the Lease, or as a party to the Property Agreements, accruing on or prior to the Effective Date, or (ii) any of the representations, warranties, or agreements of SGSD set forth herein.

2.8 Consent.

Landlord consents to this assignment to NMG and further agrees that NMG shall be accepted as the “Original Tenant” as set forth in the Lease. Except as expressly set forth in this Amendment, Landlord’s consent to assignment to NMG shall not be construed in any manner to modify, waive, or affect any of the provisions of the Lease restricting assignment or subletting, or to waive any breach or default by SGSD under the Lease, and neither SGSD nor any guarantor, shall be released from, and SGSD and all such guarantors shall be and remain liable for the performance and observance of all of the provisions of the Lease, including, without limitation, the payment of the Rent and all other sums now or hereafter due under the Lease, all as amended by this Amendment.

3. Landlord Consideration.

3.1 NMG shall pay to Landlord three (3) payments as set forth herein, for a total payment in the amount of Two Million Two Hundred Thirty-Three Thousand Seven Hundred Sixty-Five Dollars and 26/100 ($2,233,765.26) (“Landlord Consideration”) in cash and stock as follows:

a. Payment 1. The first payment shall be Seven Hundred Thousand Dollars ($700,000.00) worth of vested BAM shares calculated upon execution of this Amendment at the maximum discount allowed by the Canadian Stock Exchange to be paid to Landlord immediately following execution of this Amendment, subject to the mandatory six (6) month exchange holding period (the “Landlord Shares”).

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b. Payment 2. The second payment shall be Seven Hundred Eighty-Three Thousand Seven Hundred Sixty-Five Dollars and 26/100 ($783,765.26) in cash to be paid to Landlord via bank draft within five (5) business days of execution of this Amendment by all Parties; and

c. Payment 3. The third payment shall be Seven Hundred Fifty Thousand Dollars ($750,000.00) in cash plus interest at the rate of five percent (5%) simple per annum accruing from the Effective Date to be paid to Landlord no later than five (5) business days of Landlord’s receipt from the City of San Diego of a Conditional Use Permit allowing adult-use commercial cannabis storefront retail operations at the Premises.

Notwithstanding any provision in the Lease to the contrary, delivery of the Landlord Consideration shall fully satisfy any and all monetary obligations of SGSD related to Landlord’s consent to the assignment of the Lease to NMG, including, without limitation, payment of any Sale Bonus due under Paragraph 21.1.2(b) of the Lease, any obligations with respect to the payment of the CUP Obligation under Paragraph 6.4 of the Lease. For the avoidance of doubt, no other payments shall be due or owing to Landlord by SGSD or NMG in connection with the assignment of the Lease to NMG and/or the CUP Obligation (which shall be deemed satisfied in full for all purposes under the Lease).

3.2 In the event NMG fails to timely pay the Landlord Consideration and such non-payment continues for a period of ten (10) business days following written notice to NMG, the Lease shall automatically terminate. The parties acknowledge and agree a default by failing to pay timely in accordance with this Section 3.2 shall be incurable. Landlord shall have all remedies under the Lease, arising at law or in equity, including, without limitation the right to recover the unpaid Landlord Consideration.

4. Amendment to Lease.

4.1 The beginning of Paragraph 3.2 of the Lease is amended as follows:

“Provided that Tenant is not in default under this Lease after the lapse of any applicable cure periods, and provided further that Tenant is in full occupancy of the Premises, Tenant shall have three (3) successive options (each a “Renewal Option”) to extend the Term of this Lease for the Premises for a period of five (5) years from the Expiration Date (“Renewal Option Term”).”

4.2 Paragraph 21.1.1 of the Lease is amended to include the following:

“Landlord hereby acknowledges that NMG is a subsidiary of BAM and BAM is a publicly traded company. For the purpose of clarity only and without limitation, the following transactions standing alone shall not trigger the Sale Bonus or be deemed an assignment requiring consent of the Landlord (collectively, the “Excluded Transactions”):

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a. Affiliates. NMG may assign or sublet the Premises, or any portion thereof, with 30-day’s notice to Landlord, to any entity which controls, is controlled by, or is under common control with NMG, provided that said affiliate assignee assumes, in full, the obligations of NMG under this Lease. Any such assignment shall not, in any way, affect or limit the liability of NMG under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of NMG, the consent of which shall not be necessary;

b. Personnel. Changes to NMG personnel, including but not limited to, management, directors and officers, and other employees, as applicable; or

c. Entity Name Change. Changes to NMG’s legal entity name, the registration of one or more “doing business as” names, or any other change to the identity of the store; or

d. Sale of Membership. Any change in members representing less than fifty percent (50%) of the existing membership interest of NMG.”

4.2. For a period commencing on the Effective Date and expiring on the earlier to occur of (a) eighteen (18) months following the Effective Date, or (b) the date that Tenant breaches or is in default under any provision of the Lease, as amended, Paragraph 21.1.2(b) shall be restated in its entirety as follows:

“(b) Sale Bonus. Subject to Paragraph 21.1.1 of the Lease, if Tenant seeks consent to assignment from Landlord in the context of a sale of Tenant’s business, whether by sale of equity or sale of all or substantially all of Tenant’s assets, Landlord shall consent to such assignee (subject to the reasonable conditions of 21.1.2(a) above) provided Landlord receives from assignee and Tenant an additional bonus amount (“Sale Bonus”) at closing of the transaction equal to $1,000,000. Such Sale Bonus shall be due in connection with the first two assignments triggering this obligation, and thereafter, assignments will not require payment of a Sale Bonus.”

4.3 Paragraph 32.1 of the Lease is amended as follows to reflect the notice address of NMG:

Tenant:	NMG San Diego, LLC
c/o Body and Mind, Inc. 2730 S. Harbor Blvd., Suite A Santa Ana, CA 92704 Attention: Stephen “Trip” Hoffman

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With a copy to:	Luke K. Stanton a Professional Law Corporation 15260 Ventura Blvd., Suite 1700 Sherman Oaks, California 91403 Attention: Patrick D. Devine, Esq.

5. No Default. Landlord and SGSD affirm that as of the Effective Date, no breach or default by either party has occurred and is continuing under the Lease, all Rent is paid current, and SGSD has paid the Security Deposit to Landlord. If requested by another party hereto, the other parties shall execute an estoppel certificate confirming the same.

6. Further Assurances. Each of the undersigned is authorized to sign this Amendment and each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

7. Ratification. The parties hereby ratify the Lease, and except as expressly modified by this Amendment, all terms, provisions, and conditions of the Lease shall remain unchanged and in full force and effect. To the extent of any inconsistency between the terms and provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall control.

8. Entire Agreement. This Amendment and the Lease contain the entire understanding and agreement between the parties with respect to the matters amended herein.

9. Amendment and Modification. This Amendment may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

10. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.

11. Counterparts. For the convenience of the parties, this Amendment may be executed in one or more counterparts and by facsimile or electronic signatures, and each executed counterpart shall for all purposes be deemed an original and shall have the same force and effect as an original, but all of such counterparts together shall constitute in the aggregate but one and the same instrument.

12. Construction. This Amendment shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or rule requiring construction against the other party preparing this Amendment or any part hereof.

13. Attorneys’ Fees. If any legal action or other proceeding is brought in connection with this Amendment, the successful or prevailing party, whether or not such party has instituted the action, shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

[Signature blocks on following page]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be signed by their duly authorized officers as of the Effective Date.

LANDLORD:

GREEN ROAD, LLC, a California limited liability company

By:	/s/ Rick Engebretsen
Print Name:	Rick Engebretsen
Its:	President

SGSD:

SGSD, LLC, a Nevada limited liability company

By:	/s/ David Barakett
Print Name:	David Barakett
Its:	Manager

NMG:

NMG SAN DIEGO, LLC, a California limited liability company

By:	/s/ Stephen ‘Trip’ Hoffman
Print Name:	Stephen ‘Trip’ Hoffman
Its:	Manager

David Barakett (“Guarantor”):

By:	/s/ David Barakett

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SCHEDULE 1

PROPERTY AGREEMENTS

[Lease to be inserted prior to execution]

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COMMERCIAL LEASE

THIS COMMERCIAL LEASE (“Lease”) is made effective as of December 1, 2018 by and between Green Road, LLC, a California limited liability company (“Landlord”), and SGSD, LLC, a Nevada limited liability company (“Tenant”).

1. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions set forth in this Lease, that certain real property situated in the County of San Diego, State of California, commonly known as 7625 Carroll Road, San Diego, California 92121, assessor’s parcel number 343-100-35, including all land and all improvements therein, and as detailed on Exhibit “A” (“the Premises”). The Premises consist of approximately 1.29 acres and include two small buildings (collectively the “Building”) and a parking area.

2. POSSESSION AND LEASE COMMENCEMENT

2.1 Possession Date. At execution of this Lease, Landlord shall grant Tenant access to the Premises and Tenant agrees to accept possession of the Premises effective as of December 1, 2018, to immediately construct Alterations (as defined in Paragraph 12) reasonably required to comply with the Regulations (as defined in Paragraph 4.3) and Tenant’s Permitted Use (as defined in Paragraph 4.1) pursuant to Paragraph 4.3, which date shall be referred to as the “Possession Date.” Tenant has inspected and accepts the Premises in its present condition, broom cleaned, and “as is.” Tenant represents that the Premises and improvements existing on the Premises are in good order, condition and repair as of the Possession Date. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease.

2.2 Commencement Date. The “Commencement Date” shall be the date that is the earlier to occur of (a) the date on which Tenant’s Alterations pursuant to Paragraph 2.1 have been completed to such an extent that Tenant can lawfully commence its occupancy of the Premises, or (b) one-hundred twenty (120) days after the Possession Date.

3. TERM

3.1 Initial Term. The term of this Lease (“Term”) shall commence on the Commencement Date and continue in full force and effect through and until the Expiration Date, as defined below, or until this Lease is terminated as otherwise provided herein. To the extent that the actual Commencement Date is the first day of a calendar month, then the Expiration Date shall be the date immediately preceding the date which is sixty (60) months after the Commencement Date. Otherwise, the Expiration Date shall be the last day of the sixtieth (60th) month after the Commencement Date (“Expiration Date”).

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3.2 Option To Renew. Provided that Tenant is not in default under this Lease after the lapse of any applicable cure periods, and provided further that Tenant is in full occupancy of the Premises, Tenant shall have two (2) successive options (each a “Renewal Option”) to extend the Term of this Lease for the Premises for a period of five (5) years from the Expiration Date (“Renewal Option Term”). The Renewal Options shall be on all of the same terms and conditions of this Lease, except as otherwise expressly provided below. Tenant may exercise the Renewal Option by delivering written notice to Landlord of its intention to so extend the Term of this Lease no earlier than six (6) months prior to the end of the Term and no later than three (3) months prior to the end of the Term (“Renewal Option Exercise Period”). The monthly Base Rent payable during the Renewal Option Term shall be equal to an amount agreed upon by Landlord and Tenant during the Renewal Option Exercise Period prior to Tenant’s exercise of the Renewal Option. If Landlord and Tenant cannot agree to the monthly Base Rent payable during the Renewal Option Term, the monthly Base Rent payable shall be equal to one hundred three percent (103%) of the last month’s monthly Base Rent for the Term. For each lease year after the first lease year of each Renewal Option, Base Rent will increase based on increases in the CPI for San Diego County for the prior calendar year with the first lease year of the applicable Renewal Option being the base year; provided, however, in no event shall the increase be less than one percent (1%) or more than six percent (6%) each year. Landlord shall update Paragraph 6.1 accordingly. The rights contained in this Paragraph 3.2 are personal to the original Tenant (“Original Tenant”) and may only be exercised by Original Tenant, and may not be exercised by any assignee, sublessee or other transferee of Original Tenant’s interest in this Lease, except as expressly consented to in writing by Landlord.

3.3 Early Termination. Landlord and Tenant shall each have the option to terminate this Lease (“Early Termination Option”) upon thirty (30) days prior written notice to the other in the event of the threat of civil or criminal action being brought with just cause and reasonable likelihood of success against Landlord and/or Tenant by the United States Department of Justice in connection with Tenant’s operating activities. In the event the Lease is terminated pursuant to the exercise of the Early Termination Option, Landlord shall be entitled to retain any Rent payments made by Tenant up to the date of termination of this Lease.

4. USE

4.1 General. Tenant shall use the Premises for a lawful Medical Marijuana Consumer Cooperative or Marijuana Outlet pursuant to San Diego Municipal Code sections 42.1501 et seq. (as enacted on May 27, 2011 and thereafter amended) and uses incidental thereto (“Permitted Use”) and for no other purpose. Tenant agrees to use and occupy the Premises continuously during the Term for this purpose and for no other purpose without exception so that customer traffic and volume of business shall be maximized and so that overall tenant performance and Landlord’s potential for receiving Percentage Rent shall not be diminished.

4.2 Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises as a result of Tenant’s or Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (each, a “Tenant Party” and collectively, “Tenant Parties”) use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger the Premises or any neighboring properties. Tenant shall not permit the smoking, ingestion, or other use of any Schedule I drugs as defined by the United States Controlled Substances Act on or about the Premises by Tenant Parties. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any hazardous or harmful substances in the drainage system of the Premises.

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4.3 Compliance With Regulations. Tenant shall at Tenant’s sole cost and expense, promptly comply with all existing or future applicable municipal, state, federal (to the extent not inconsistent with municipal and state laws allowing Tenant to use the Premises for the Permitted Use), and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances, regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, or to the use, storage, generation or disposal of Hazardous Materials, as defined in Paragraph 37 of this lease, or to the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash (collectively “Regulations”). Tenant shall, at its sole cost and expense, subject to Paragraph 12, perform those Alterations reasonably required to comply with the Regulations and Tenant’s Permitted Use, including, without limitation, laws and regulations pertaining to (i) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., as amended (“ADA”); (ii) Hazardous Materials, as defined in Paragraph 37 of this Lease; (iii) applicable building codes and regulations, in effect as of the Commencement Date; and (iv) any requirements and tenant improvements mandated in connection with the City of San Diego Conditional Use Permit (“CUP”) for operating the Permitted Use. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s use of the Premises and if the failure to secure such license or permit would, in any way, affect Landlord or the Premises, then Tenant, at Tenant’s sole cost and expense unless otherwise stated, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit. Tenant shall, at its sole cost and expense, promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. To the maximum extent allowed by law, Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulations notwithstanding any conflicts of laws among such Regulations. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

4.4 Contest Of Regulations. Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Regulations affecting the Premises provided that: (a) neither Landlord nor any Landlord Indemnitees (as defined in Paragraph 8.3) shall be subject to civil or criminal penalties, nor shall the Premises or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) if Landlord or any Landlord Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then before the commencement of such contest Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred twenty (120%) percent of Landlord’s estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Landlord Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any mortgage, or if such mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

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5. OPERATIONS

During the entire Term, Tenant shall continuously conduct Tenant’s business in the Premises in the manner provided in Paragraph 4.1, and shall keep the Premises open for business every day during the entire Term for regular business hours; provided, however, that this provision shall not apply if the Premises are closed or Tenant’s business is temporarily shut down for reasons as Landlord may approve in advance in writing.

6. RENT

6.1 Rent. All monetary obligations of Tenant under this Lease (except for any security deposit) shall be deemed to be “Rent.” All Rent shall be due in advance on the first day of each calendar month and paid to Landlord in lawful money of the United States, without deduction or offset whatsoever (except as specifically set forth in this Lease), at 568 North Tulip Street, Escondido, California 92025, or to such other place as Landlord may from time to time designate in writing. If the obligation for payment of any portion of Rent commences on a day other than the first day of a month, then the amount shall be prorated and shall be paid on that same day on which the obligation commences.

6.2 Pre-Commencement Rent. Beginning on the Possession Date and continuing until the Commencement Date, Tenant shall pay to Landlord and Landlord shall receive, without notice or demand, “Pre-Commencement Rent” in the amount of $12,000 per month. Pre-Commencement Rent shall be payable in monthly installments in advance on or before the first (1st) day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever (except as specifically set forth in this Lease

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6.3 Base Rent. Beginning on the Commencement Date, Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as set forth in the table below (“Base Rent”). Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay Base Rent such that Base Rent shall be reduced to the amount of $12,000 per month for the period from the Commencement Date until the first day of the calendar month immediately following the month in which the issuance of the CUP and commencement of business operations under the CUP occur. Upon expiration of this abatement period, Base Rent shall resume being paid in accordance with the table below per the applicable lease month. During this abatement period, Tenant shall still be responsible for the payment of all its other monetary obligations under this Lease including, without limitation, Tenant’s obligation to pay Additional Rent. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Paragraph 26.2 of this Lease, then as a part of the recovery set forth in Paragraph 26 of this Lease, Landlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Paragraph 6. The amount of Base Rent abated pursuant to this paragraph may be referred herein as “Abated Rent Amount.”

Lease Months	Monthly Base Rent
1-12	$15,000.00
13-24	$15,450.00
25-36	$15,913.50
37-48	$16,390.91
49-Expiration Date	$16,882.63

6.4 Additional Rent. Commencing on the Possession Date, Tenant shall pay Landlord as additional Rent all amounts attributable to Real Property Taxes, as defined below. All monies other than Base Rent required to be paid by Tenant in this Lease, including, but not limited to, Pre-Commencement Rent, Real Property Taxes, as defined below, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.4 and 26.5, and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”). Tenant shall also pay to Landlord as Additional Rent the aggregate amount of $150,000.00 in consideration for Landlord’s expenses incurred in pursuit of the CUP (“CUP Obligation”) within one (1) year of the first day of the month following issuance of the CUP and commencement of business operations under the CUP. The amount of Additional Rent attributable to Real Property Taxes, as defined below, shall be paid monthly in an amount equal to 1/12th of the amount due in the applicable year (the amount due for any partial month or Lease year shall be prorated). Such amount shall be based on Landlord’s written statement estimating such Real Property Taxes for the applicable year. If at the end of any Lease year, the amount paid by Tenant for Real Property Taxes is less than the amount of Real Property Taxes otherwise required to be paid by Tenant for such year (based on the actual amount of such Real Property Taxes for such year) the balance shall be paid by Tenant along with the next monthly installment of Rent under this Lease, and if the amount paid by Tenant for Real Property Taxes for such year is more than the amount of Real Property Taxes otherwise required to be paid by Tenant for such year, such amount shall be credited against the next installments of Rent payable under this Lease (if any such amounts remain owing by Landlord to Tenant after the termination of this Lease, such amounts shall be paid by Landlord to Tenant within twenty (20) days of the termination of this Lease).

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6.5 Real Property Taxes. “Real Property Taxes” means and refers to all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary imposed in connection with the Premises. Real Property Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant), and personal property taxes imposed on fixtures, machinery, equipment, apparatus, systems, appurtenances, and other personal property used in connection with the Premises or the Building, as the case may be along with reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes. Notwithstanding the foregoing, the following shall be excluded from Real Property Taxes: all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building).

6.6 Net Rent. This is a so-called “pure net” or “triple net” lease, and the Base Rent provided for herein is intended to be received in its entirety by Landlord without deduction, set-off, charge or other diminution in any way.

6.7 Percentage Rent. In addition to Base Rent and Additional Rent, commencing with the Commencement Date, Tenant also agrees to pay to Landlord, at the times and in the manner specified in this Lease, percentage rent (“Percentage Rent”) in the amount of three percent (3%) of Gross Sales. This computation shall be made with respect to each Lease Year; provided, however, that the Gross Sales made during the fractional month, if any, preceding the first Lease Year shall be included in the Gross Sales of that Lease Year. For any partial Lease Year (that includes any period shorter than a calendar year that precedes the termination of this Lease and any full Lease Year during which Tenant’s obligation to pay Base Rent has been abated, in whole or in part for any reason) the amount of annual Gross Sales in this Section shall be reduced by multiplying that amount by a fraction, the numerator of which is the total actual amount of Base Rent Tenant was obligated to pay during the partial Lease Year and the denominator of which is the total Base Rent Tenant would have been obligated to pay, on an average basis, had the partial Lease Year at issue been a full Lease Year or if the Base Rent for such Lease Year had not been abated, as applicable.

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6.7.1 Lease Year. “Lease Year” means with respect to the first Lease Year, the period commencing on the first day of the first full calendar month after the Commencement Date (“Lease Year Commencement Date”) and ending on the day immediately preceding the anniversary of the Lease Year Commencement Date; and with respect to each succeeding Lease Year, the twelve (12) month period commencing on each anniversary of the Lease Year Commencement Date, provided that the last Lease Year shall end on the last day of the Term or on such an earlier date as this Lease is terminated in accordance with its terms.

6.7.2 Gross Sales. “Gross Sales” shall include (less the exceptions and authorized deductions in this Lease) all sales made and all cash and credit revenue of Tenant, including finance charges to customers, and in case of sales on credit whether or not payment is actually made, at, in, on, or from the Premises; the gross amount received by Tenant for merchandise sold pursuant to orders received in or from the Premises, though filled elsewhere; and the gross amount received by Tenant from all other sources of income derived from the business conducted on the Premises.

6.7.3 Sales Tax Excepted. There is excepted from Tenant’s Gross Sales the amount of all sales tax receipts required to be accounted for by Tenant to any government or governmental agency, but not the amount of any excise tax (except a consumer excise tax) or other governmental obligation in the nature of a tax on the privilege of doing business. There shall also be deducted from Tenant’s Gross Sales the amount of any actual refunds or credits made by Tenant for returned merchandise, provided the sale of such merchandise was previously included by Tenant in Tenant’s Gross Sales.

6.7.4 Records Requirements. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether cash or credit, in a cash register or registers having tape that accumulates and consecutively numbers all purchases. Tenant shall keep:

(a) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied, including, without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue;

(b) all cash register receipts with regard to the Gross Sales, credits, refunds, and other pertinent transactions made from or on the Premises (including the Gross Sales of any subtenant, licensee, or concessionaire); and

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(c) detailed original records of any exclusions or deductions from Gross Sales (including any exclusions or deductions from Gross Sales of any subtenant, licensee, or concessionaire).

These books, receipts, and records shall be kept for a period of two (2) years after the close of each Lease Year, and shall be available for inspection and audit by Landlord and Landlord’s representatives at the Premises at all times during regular business hours. In addition, on request of Landlord or Landlord’s representatives, Tenant agrees to furnish copies of Tenant’s state and local sales and use tax returns.

6.7.5 Monthly Sales Statement. Within ten (10) days after the end of each calendar month, commencing with the tenth (10th) day of the month following the calendar month in which Tenant’s obligation to pay Percentage Rent commences and ending with the tenth (10th) day of the month following the last month of the Term, Tenant shall furnish Landlord with a statement, to be certified as correct by Tenant or an employee of Tenant authorized so to certify, that sets forth Tenant’s Gross Sales per Paragraph 6.7.2 for the month just concluded (“Monthly Sales Statement”), including any authorized exclusions and deductions. With each Monthly Sales Statement, Tenant shall pay to Landlord as Percentage Rent an amount equal to three percent (3%) multiplied by the amount of Tenant’s Gross Sales for the month reported, adjusted as provided in Paragraphs 6.7 and 6.7.1 if appropriate.

6.7.6 Annual Sales Statement. Prior to the last day of the first (1st) month following the end of each Lease Year, Tenant shall furnish Landlord a statement of Tenant’s annual Gross Sales made during the previous Lease Year, or any partial Lease Year, including any authorized deductions (“Annual Sales Statement”). Such Annual Sales Statement shall be certified as correct by Tenant, or if Tenant is a corporation or limited liability company, by an authorized officer or manager of Tenant. With each Annual Sales Statement Tenant shall pay to Landlord the amount of any additional Percentage Rent that is payable to Landlord, considering any installments of Percentage Rent paid by Tenant to Landlord during the previous Lease Year or partial Lease Year, as appropriate. If the Annual Sales Statement shows that during the previous Lease Year Tenant paid more Percentage Rent than it was obligated to pay under the terms of this Lease, the amount of this overpayment shall be applied to the next installment or installments of Percentage Rent due or, if the overpayment was in the last year of the Term, Landlord shall refund to Tenant the full amount of this overpayment within thirty (30) days of Landlord’s receipt of the statement.

6.7.7 Audit. Once with respect to each Lease Year and within two (2) years after its end, whether during or after the Term, Landlord may cause an audit of Tenant’s business by an independent accountant of Landlord’s own selection, and if any monthly or annual statement of Gross Sales for the Lease Year made by Tenant to Landlord is found to be more than three percent (3%) less than the amount of Tenant’s actual Gross Sales for the period covered by this statement, Tenant shall immediately pay to Landlord the cost of the audit and any additional Percentage Rent shown to be payable by Tenant, together with interest from the original due date at the rate of ten percent (10%) per annum; otherwise, the cost of this audit shall be paid by Landlord.

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6.7.8 Default. If Tenant fails to provide to Landlord any Monthly Sales Statement or Annual Sales Statement at the time and in the manner specified in this Lease, this failure shall constitute a default under this Lease and Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to conduct an audit to determine these sales, and Tenant shall immediately reimburse Landlord for the cost of the audit on written demand by Landlord. If any Monthly Sales Statement or Annual Sales Statement is found to be more than five percent (5%) less than the amount of Tenant’s Gross Sales shown by this audit, the understatement shall be deemed willful and Landlord may terminate this Lease upon written notice given at any time within thirty (30) days after receipt of the audit by Landlord. If at any time Tenant causes an audit of Tenant’s business at the Premises to be made by an independent accountant, Tenant shall furnish Landlord a copy of the report of this audit at no cost to Landlord, within ten (10) days after Tenant’s receipt of the audit report.

6.7.9 Additional Rights. The acceptance by Landlord of any monies paid to Landlord by Tenant as Percentage Rent for the Premises as shown by any Annual Sales Statement furnished by Tenant shall not be an admission of the accuracy of the statement or of any of the monthly statements furnished by Tenant during the subject year, or of the sufficiency of the amount of Percentage Rent payments, but Landlord shall be entitled at any time within two (2) years from the end of the Lease Year for which any of the Percentage Rent payments have been paid to question the sufficiency of the amount paid and the accuracy of the statements furnished by Tenant to justify the amount Tenant shall, for each period of two (2) years, including the two (2) years following the end of the Term, keep safe and intact all of the records, books, and accounts required under Paragraph 6.7.4, and shall upon request make these records available to Landlord, Landlord’s auditor, representative, or agent for examination at any reasonable time during this period.

6.7.10 Assignee/Subtenant Gross Sales. Wherever Tenant’s business or operations, or Tenant’s Gross Sales, or Tenant’s records, books, accounts, and other data are referred to in this Lease, they shall be deemed to include those of any assignee, subtenant, concessionaire, licensee, vending machine operator, or other person, firm, or corporation selling merchandise or services on or from the Premises; provided that this subparagraph shall not be deemed to imply consent to the operations of any other person, firm, or corporation except in accordance with the provisions of Paragraph 21.

6.7.11 Business Operations. Tenant shall operate Tenant’s business in the Premises with due diligence and efficiency so as to produce the maximum amount of Gross Sales that may be produced by this manner of operation. Tenant shall at all times carry a full and complete stock of seasonable merchandise offered for sale at competitive prices and shall maintain adequate personnel for the efficient service of its customers, provided that during a reasonable period of time prior to the normal termination of this Lease, Tenant may commence winding up its business in an orderly fashion.

6.7.12 Calculation After Default/Termination. If this Lease is terminated by Landlord because of Tenant’s default, and if Tenant becomes liable for any deficiency in Percentage Rent by way of damages or otherwise, or if at any time during the Term, Tenant ceases to conduct in the Premises the business referred to in Paragraph 4.1, then from and after the time of the breach causing this termination, or from and after the time of the cessation of business, the Percentage Rent shall be deemed to be an amount based upon the average of the payments that have accrued to Landlord as Percentage Rent under this Paragraph 6.7 during the twenty-four (24) months preceding the termination or cessation of business, unless the termination or cessation occurs within three (3) years of the beginning of the Term, in which event the previous twelve (12) (or fewer, if applicable) months shall be used as the basis of this average.

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6.7.13 In any case where Landlord has a cause of action for damages, Landlord shall have the privilege of splitting the cause to permit the institution of a separate suit for the Base Rent provided in Paragraph 6.3, and neither institution of any suit, nor the subsequent entry of judgment, shall bar Landlord from bringing another suit for the Percentage Rent provided in Paragraph 6.7; it being the purpose of this subparagraph to provide that the forbearance on the part of Landlord in any suit or entry of judgment for any part of the Rent reserved under this Lease, to sue for, or to include in any suit and judgment the Percentage Rent then due, shall not serve as defense against, nor prejudice a subsequent action for, the Percentage Rent. The claims for Base Rent and those for the Percentage Rent may be regarded by Landlord, if it so elects, as separate claims capable of being assigned separately.

6.7.14 Neither the provisions in Paragraph 6.7 for the computation of Percentage Rent, nor any one or more agreements contained in this Lease, is intended, deemed, or construed to create a partnership between Landlord and Tenant, to make them joint venturers, or to make Landlord in any way responsible for the debts or losses of Tenant.

7. RENT AND OTHER MONIES DUE UPON EXECUTION

(1)	Pre-Commencement Rent: $12,000.00.

(2)	Security Deposit: $33,765.26 (“Security Deposit”).

(3)	Total Due upon Execution of this Lease: $45,765.26.

8. INSURANCE AND INDEMNIFICATION

8.1 Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control. Landlord, at Landlord’s option, may (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to rent in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

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8.2 Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

8.2.1 Fire, Vandalism, And Malicious Mischief Insurance. Property insurance insuring the Premises against damage or destruction due to risks including fire, vandalism, and malicious mischief, in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements, including extended coverage, as selected by Landlord.

8.2.2 Business Interruption And Property Insurance. Insurance covering personal property, fixtures, furnishings, equipment, and inventory of merchandise of Tenant located in the Premises and all improvements, additions or alterations made by or for Tenant to the Premises on an “all risk” basis, insuring such property for the full replacement value of such property, including “use and occupancy” and/or “business interruption” coverage.

8.2.3 Liability Insurance. Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an “Additional Insured – Managers or Lessors of Premises Endorsement” and the “Amendment of the Pollution Exclusion Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

8.2.4 Workers’ Compensation And Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Regulations, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

8.2.5 Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

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8.2.6 Alterations Requirements. In the event Tenant desires to perform any Alterations (as defined in Paragraph 12 below) costing in excess of $100,000.00, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “builder’s risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, and (ii) such other insurance as Landlord shall nondiscriminatorily require.

8.2.7 General Insurance Requirements. All coverages described in this Paragraph 8.2 shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.2 is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises is located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.2. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in Best’s Insurance Guide and authorized to do business in the State of California. In any event, the total deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000) per occurrence. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant under this Lease, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

8.3 Indemnification. To the maximum extent allowed by law, Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord (or any successor) and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates, and employees (collectively, “Landlord Indemnitees”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to, regardless of fault: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant’s Parties, or from activities or failures to act of Tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties; and (5) claims arising from the broker fees in connection with this Lease. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the sole negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of or damage to any person or property or business loss in or about the Premises by or from any cause whatsoever (other than Landlord’s sole negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, or caused by gas, fire, oil or electricity in, on or about the Premises, acts of God or of third parties, or any matter outside of the reasonable control of Landlord. The provisions of this Paragraph 8.3 shall survive the expiration or earlier termination of this Lease.

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9. WAIVER OF SUBROGATION

Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (“Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss. This release shall apply between the parties and shall apply to any claims under or through either of the parties as a result of any asserted right of subrogation. The policies of property insurance required by this Lease shall include a clause or endorsement waiving the insurer’s right of subrogation against the other party.

10. LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall have no obligation to construct, install, maintain, repair, or replace any part of the Premises, any improvements in the Premises, nor shall Landlord be obligated to contribute to the cost of any improvements to the Premises constructed by Tenant. Notwithstanding the foregoing sentence, Landlord shall maintain the foundation of the Building and all structural and load-bearing walls of the Building (collectively, “Structural Components”). Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Premises for which Landlord is responsible, after which Landlord shall have a reasonable opportunity (i.e., no less than ten (10) business days) and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, except as expressly provided in Paragraph 24 below.

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11. TENANT’S REPAIRS AND MAINTENANCE

Tenant shall at all times during the Term, at Tenant’s sole expense, maintain all non-Structural Components of the Premises, including the electrical, plumbing, sprinkler, or fire/life-safety systems serving the Premises, the heating, ventilating and air conditioning (“HVAC”) systems serving the Premises, and all other portions of the Premises in a good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all workmanship of the same character, kind and quality as the original. If any maintenance performed by Tenant affects the Building’s electrical, plumbing, sprinkler, or fire/life-safety systems, Tenant shall use only those contractors previously approved by Landlord for work on such systems, unless such use is impracticable as in the case of a life threatening situation. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of this Lease governing repairs and alterations by Tenant. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. Tenant shall, at Tenant’s expense, enter into a regularly scheduled preventative maintenance/service contract for the HVAC system servicing the Premises and shall provide a copy to Landlord promptly following the Commencement Date. In the event that Tenant does not comply with the foregoing obligation, Landlord shall have the right to enter into a scheduled preventative maintenance/service contract for the HVAC system following five (5) days notice to Tenant in which event the cost of such contract, together with an administrative fee not to exceed five percent (5%) of such contract amount, shall be billed to Tenant and shall be payable as Additional Rent under this Lease. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

12. ALTERATIONS

12.1 Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; and (b) are, in Landlord’s opinion, compatible with the Building and its building systems (e.g., mechanical, electrical, fire/life-safety, plumbing, and HVAC system or systems) or its Structural Components, and will not cause the Building or such systems to be required to be modified to comply with any Regulations (including, without limitation, the ADA). Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Notwithstanding the foregoing provisions of this Paragraph 12.1, Tenant may make any Alterations that (i) do not adversely affect the building systems (e.g., mechanical, electrical, fire/life-safety, plumbing, and HVAC system or systems) or the Structural Components of the Building, and (ii) cost less than Twenty-Five Thousand Dollars ($25,000) in each instance, without Landlord’s prior consent, provided that Tenant delivers notice to Landlord not less than thirty (30) days prior to the commencement of construction of any such Alterations. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval under this Lease. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations under this Lease. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for, or reviewing a notice in connection with, any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

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12.2 In compliance with Paragraph 27 hereof, at least ten (10) business days prior to beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Premises are located.

13. SIGNS

Tenant may install and maintain such signage on the Premises as is consistent with the operation of a retail store and in compliance with applicable law, all Regulations and this Lease. Tenant’s signs shall be constructed, installed, maintained and removed at Tenant’s sole cost and expense. Any illuminated signage shall be controlled by the Tenant’s time clock so as to be illuminated only during the normal operational hours of the Tenant’s business. Tenant shall (i) maintain full replacement value property insurance for any and all sign structures constructed by Tenant and (ii) reimburse Landlord for any and all costs or expenses related to Tenant’s signs to the extent paid by Landlord, which costs, expenses and/or fees shall constitute Additional Rent under this Lease. Tenant shall remove all such signs or graphics, and repair any resulting damage to the Premises on or prior to the expiration or any earlier termination of this Lease. Such installations and removals shall be made at Tenant’s sole cost and expense and in such manner as to avoid injury to or defacement of the Premises and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Notwithstanding the foregoing sentence, Landlord may elect to retain any or all of Tenant’s signage upon the termination or expiration of this Lease by delivering written notice to Tenant not less than ten (10) days prior to expiration of the Term.

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14. INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, including to complete and perform maintenance on the wells on the Premises, to make repairs, improvements or alterations to the Premises, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Premises or to exhibit the Premises to prospective tenants, purchasers, encumbrances or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises a suitable sign indicating that the Premises are available for lease.

15. SERVICES AND UTILITIES

15.1 Tenant shall contract for and pay directly when due, for all water, gas, heat, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord, of all charges. All sums payable under this Paragraph 15 shall constitute Additional Rent under this Lease.

15.2 Tenant acknowledges that Tenant has inspected and accepts the water, electricity, and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, “as is,” for the Permitted Use, and for Tenant’s intended operations in the Premises. Landlord shall have no obligation to provide electricity or any other services or utilities to the Premises. Tenant agrees to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the Premise’s electrical systems.

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15.3 Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises that will require additions or alterations to or interfere with the Premises existing power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises. Tenant shall pay directly to Landlord upon demand the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish any additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Except as specifically set forth below, Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise, or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the diminution in the quality or quantity thereof, whether by Regulations or otherwise; or (e) any interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available under this Lease shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

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16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Premises or the land upon which the Premises are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require. With respect to any mortgage or deed of trust encumbering the Premises, or any part of the Premises, as of the Commencement Date, Landlord shall use its reasonable best efforts to cause the holder of such encumbrance to agree (in a form required by the holder of such encumbrance) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant’s possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such encumbrance.

17. FINANCIAL STATEMENTS

At the request of Landlord in connection with the financing or disposition of the Premises, or any portion of the Premises, Tenant shall provide Landlord with Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Premises. Notwithstanding the foregoing, however, Tenant shall not be obligated to provide its financial statements or other financial information more than four (4) times within a period of twelve (12) months.

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18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.1.3 of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19. SECURITY DEPOSIT

Tenant shall deposit with Landlord upon execution hereof the nonrefundable Security Deposit as security for Tenant’s faithful performance of its obligations under this Lease. If Tenant fails to pay Rent, or otherwise defaults under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Permitted Use be amended to accommodate a material change in the business of Tenant or to accommodate a sublessee or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord’s reasonable judgment, significantly reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Landlord shall not be required to keep the Security Deposit separate from its general accounts. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

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20. LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Premises (including rents, issues, profits, proceeds, and other income arising from the Premises) for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Premises. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord under this Lease except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable under this Lease in accordance with the terms of this Lease. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

21. ASSIGNMENT AND SUBLETTING

21.1 Assignment And Subletting

21.1.1 General. This Lease has been negotiated to be and is granted as an accommodation to the Original Tenant. Accordingly, this Lease is personal to the Original Tenant, and Tenant’s rights granted under this Lease do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (“Transfer Notice”) at least sixty (60) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord either (i) refuses to consent or (ii) consents to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned, or delayed. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

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21.1.2 Conditions Of Landlord’s Consent.

(a) Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate the CUP and/or Regulations; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease the Premises; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of any subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord all actual, out-of-pocket costs and expenses incurred by Landlord in reviewing such proposed transfer or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees.

(b) Sale Bonus. If Tenant seeks consent to assignment from Landlord in the context of a sale of Tenant’s business, whether by sale of equity or sale of all or substantially all of Tenant’s assets, Landlord shall consent to such assignee (subject to the reasonable conditions of 21.1.2(a) above) provided Landlord has been paid the CUP Obligation in full, and provided Landlord receives from assignee and Tenant an additional bonus amount (“Sale Bonus”) at closing of the transaction equal in the aggregate to the amount (rounded up to the nearest dollar) that is the greater of (1) $2,000,000.00; (2) the product of the total purchase price of the transaction multiplied by ten percent (10%); or (3) in the event the transaction involves an assignment, sale, or other transfer of less than one hundred percent (100%) of the issued and outstanding shares/units of Tenant, the product of multiplying the per share/unit price for such transaction (determined by dividing the purchase price by the number of shares/units being assigned, sold, or transferred in the transaction) by the total number of issued and outstanding shares/units of the Tenant, and then multiplying by ten percent (10%).

21.2 Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable under this Lease, after amortization of a reasonable brokerage commission incurred by Tenant, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

21.3 Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, but excluding a transfer to a shareholder’s spouse or child provided that such transfer is not a subterfuge to avoid the obligations of this Lease) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

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21.4 Partnership, LLC, Other Unincorporated Entity. If Tenant is a partnership, joint venture, limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

21.5 Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable under this Lease, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations under this Lease and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations under this Lease, and that all persons signing this Lease on its behalf are authorized to do so.

23. CONDEMNATION

23.1 Condemnation Resulting In Termination. If the whole or any substantial part of the Premises, or so much of the Premises as to render the balance of the Premises unusable, should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. In such event the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

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23.2 Condemnation Not Resulting In Termination. If the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable under this Lease by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term.

23.3 Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property, moving costs, or interruption of or damage to Tenant’s business, shall be and remain the property of Tenant.

23.4 Waiver Of C.C.P. §1265.130. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24. CASUALTY DAMAGE

24.1 General. If the Premises should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within forty-five (45) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

24.2 Within 180 Days. If the Premises should be damaged by Casualty to such extent that material restoration can in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable under this Lease during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy. If, however, (i) any such repair is not commenced by Landlord within ninety (90) days after the casualty, or (ii) such repair work is not substantially completed within nine (9) months after such casualty, then Tenant may, at its option, upon notice to Landlord, elect to terminate this Lease effective as of the date of the casualty.

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24.3 Greater Than 180 Days. If the Premises should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant in writing (“Landlord’s Election Notice”) of its election within thirty (30) days after Landlord’s receipt of notice of the damage or destruction. Notwithstanding the foregoing, however, in the event that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of Landlord’s receipt of required permits for such rebuilding or repair, then Tenant shall also have the option to terminate this Lease effective upon the date of the occurrence of such damage by notifying Landlord of its election to terminate within ten (10) business days following Tenant’s receipt of Landlord’s Election Notice. If Landlord has elected to make such repairs, and if (i) any such repair is not commenced by Landlord within ninety (90) days after the casualty, or (ii) such repair work is not substantially completed within nine (9) months after such casualty, then Tenant may, at its option, upon notice to Landlord, elect to terminate this Lease effective as of the date of the casualty. If Landlord does not elect to make such repairs, then within five (5) business days after Landlord notifies Tenant that it will not make such repairs, either Landlord or Tenant may terminate this Lease effective as of the date of the casualty. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable under this Lease during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

24.4 Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

24.5 Waiver. This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the California Civil Code with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

24.6 Tenant’s Personal Property. In the event of any damage or destruction of the Premises, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

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25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination; provided, however, that during the first (1st) month following the expiration or earlier termination of the Lease, Tenant shall only be obligated to pay to Landlord one hundred twenty-five percent (125%) of the amount of the daily rental as of the last month prior to the expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26. DEFAULT

26.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

26.1.1 Abandonment. Abandonment or vacation of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the California Civil Code, the terms of this Paragraph 26.1 being deemed such notice to Tenant as required by said Section 1951.3.

26.1.2 Nonpayment Of Rent. Failure to pay any installment of Rent or any other amount due and payable under this Lease within three (3) days after Landlord delivers notice to Tenant that the Rent or any other amount due and payable under this Lease was not received by Landlord on the date due.

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26.1.3 Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs 26.1.1 and 26.1.2 of this Paragraph 26.1, and in Paragraphs 8, 16, 18 and 25, such failure continuing for fifteen (15) days after written notice of such failure, as to which time is of the essence.

26.1.4 General Assignment. A general assignment by Tenant for the benefit of creditors.

26.1.5 Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant under this Lease, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant under this Lease outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

26.1.6 Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefore.

26.1.7 Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

26.1.8 Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

26.1.9 Nuisance Judgment. The rendering of a judgment by a civil court finding the Tenant’s occupancy or use of the Premises to be a public or private nuisance.

26.2 Remedies Upon Default.

26.2.1 Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord under this Lease shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

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26.2.2 Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26.2.1 hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

26.2.3 Increased Security Deposit. If Tenant is in default under Paragraph 26.1.2 hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three (3) times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three (3) times the current month’s Rent at the time of the most recent default.

26.3 Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.2.1 hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

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26.4 Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant under this Lease, and which is not paid and received by Landlord within five (5) business days following delivery of notice from Landlord that such payment is delinquent pursuant to the terms and conditions of this Lease, an amount equal to five percent (5%) of the delinquent amount, or One Hundred Fifty Dollars ($150), whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Landlord shall provide Tenant with a written notice of delinquent Rent or any other amount payable by Tenant under this Lease twice. Upon the third delinquency, the late charge specified above in this Paragraph 26.4 shall be automatic and applied without further notice. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

26.5 Interest. Interest shall accrue on all sums not paid when due under this Lease at the lesser of ten percent (10%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

26.6 Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

26.7 Replacement Of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27. LIENS

Tenant shall at all times keep the Premises free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises. If Tenant does not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work on the Premises which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

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28. RIGHT OF FIRST REFUSAL

28.1 If at any time during the Term, Landlord decides to sell the Premises to a third person, Landlord shall deliver to Tenant the terms on which Landlord intends to sell (“Proposed Offer”), and Tenant may, within twelve (12) calendar days after receipt by Tenant of the Proposed Offer, elect to purchase the Premises on the same terms as those set forth in such Proposed Offer by giving written notice to Landlord. If Tenant shall not accept such Proposed Offer and give written notice within the specified time, subject to the limitations described below, the right of first refusal shall cease to exist, but the Lease, as amended, shall continue otherwise on all of the other terms, covenants, and conditions set forth in the Lease.

28.2 If Tenant declines to exercise its right of first refusal after receipt of the Proposed Offer, and, thereafter Landlord should desire to sell the Premises for a purchase price that is at least five percent (5%) less than the purchase price set forth in the Proposed Offer, or on other terms and conditions that are materially more favorable to the buyer than those set forth in the Proposed Offer, Landlord shall provide Tenant with a right of first refusal on the revised terms; and Tenant may within twelve (12) days thereafter, elect to purchase the Premises on the same terms as those set forth in that revised offer.

28.3 If Tenant declines to exercise its right of first refusal after receipt of the Proposed Offer, and, thereafter, the proposed transfer or sale is not consummated, Tenant’s right of first refusal shall apply to any subsequent transaction. If, however, said transfer or sale is, in fact, completed, then said right shall be extinguished and shall not apply to any subsequent transactions.

28.4 This right of first refusal shall apply to a sale of the Premises or any portion thereof, including but not limited to any sale, deed, conveyance, or grant of easement.

28.5 Landlord shall have no obligation to give Tenant a right of first refusal: (i) during the period commencing with the giving of any notice of default under this Lease and continuing until said default is cured; (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given to Tenant); (iii) during the time Tenant is in breach of this Lease; or (iv) in the event that Tenant has been given three (3) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period immediately preceding the exercise of the right of first refusal.

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28.6 This right of first refusal shall not apply to a transfer, by way of sale, gift, or devise, to or for a party related to Landlord, including a trust created by Landlord, or to any transfer, in whole or in part, from one such related party to another, but shall apply to any subsequent transfer to a third person. For this purpose, if the then owner of the Premises shall be an individual, a “related party” shall include a spouse, lineal descendant or spouse of such descendant, ancestor, or sibling (whether by whole or half blood), a trust for the benefit of the then owner, a partnership or limited liability company of which such owner is a member, a joint ownership, or ownership in common, which includes the then owner of the Premises, or a corporation, the majority of whose securities is owned by the owner of the Premises, or any one or more of the foregoing parties. If the then owner of the Premises shall be a corporation, a related party shall include an affiliate, subsidiary or parent corporation, a successor by merger or consolidation, or the holder or holders of the majority of the securities of such corporation.

28.7 If the Premises shall be conveyed to the Tenant under this right of first refusal, Rent and other charges shall be apportioned and adjusted as provided in the Proposed Offer.

29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Premises or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest; provided that such transferee shall have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the payment of any tenant improvement allowance. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Subject to the provisions of this Paragraph 29, Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Premises.

30. RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent (except as expressly set forth in this Lease). If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant under this Lease or shall fail to perform any other act on Tenant’s part to be performed under this Lease, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

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31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32. NOTICES

32.1 Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when given in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the notice address set forth below, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

Landlord:	Green Road, LLC
Attn: Rick Engebretsen 568 North Tulip St Escondido, CA 92025

Tenant:

Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises or by sending the same to Tenant, 7625 Carroll Road, San Diego, California 92121.

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32.2 Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulations that relates to the Premises, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises.

33. ATTORNEYS’ FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due under this Lease, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights under this Lease, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided under this Lease, Tenant’s assigns.

35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Premises. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.1 hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

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37. HAZARDOUS MATERIALS

37.1 Prohibition On Hazardous Materials. Tenant shall conduct its business and shall cause all Tenant Parties to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises in violation of any Regulations, including any applicable laws relating to Hazardous Materials, or Tenant’s Permitted Use of the Premises, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Materials” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Regulations, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.

37.2 Indemnity. Tenant shall indemnify, protect, defend and hold Landlord, its shareholders, officers, agents, employees, assigns, representatives, and lenders, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant’s control. Tenant’s obligations under this Section 37.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

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38. MISCELLANEOUS

38.1 General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

38.2 Time. Time is of the essence regarding this Lease and all of its provisions.

38.3 Choice Of Law. This Lease shall in all respects be governed by the laws of the State of California.

38.4 Entire Agreement. This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit “A” (Premises) and Exhibit “B” (Guaranty of Lease).

38.5 Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in this Lease as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant.

38.6 Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

38.7 Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

38.8 Examination Of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

38.9 Accord And Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

38.10 Easements. Landlord may grant easements on the Premises and dedicate for public use portions of the Premises without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants under this Lease.

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38.11 Drafting And Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

38.12 Exhibits. The Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

38.13 No Light, Air Or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Premises shall in no way affect this Lease or impose any liability on Landlord.

38.14 No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

38.15 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

38.16 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

38.17 Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

38.18 Prorations. Any Rent or other amounts payable to Landlord by Tenant under this Lease for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

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38.19 INTENTIONALLY OMITTED

38.20 Confidentiality. Notwithstanding anything to the contrary set forth in this Lease, except to the extent required by any applicable Securities and Exchange Commission requirements, or any applicable Federal or State securities laws (collectively, “Securities Laws”), Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Lease, or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord and, if Tenant is required by the Securities Laws, or in connection with any judicial or quasi-judicial proceeding, or pursuant to court order or discovery request, to disclose any information contained in this Lease, Tenant will give Landlord written notice of such requirement promptly upon Tenant becoming aware of same and in any event prior to making any disclosure pursuant thereto, and Tenant will provide such assistance in seeking a protective order or other appropriate relief as Landlord may reasonably request. If Landlord is unable to obtain a protective order or other remedy with respect to such disclosure, Tenant (or such other persons to whom such disclosure request or requirement applies) will disclose or otherwise furnish only the information legally required to be disclosed, as advised by legal counsel, and such disclosure shall be made only to the necessary and appropriate governmental entities. Landlord hereby agrees that the foregoing restriction shall not preclude Tenant from disclosing any matters set forth in this Lease to any agent, representative or employee of Tenant or to any current or prospective assignee, subtenant or lender of Tenant.

38.21 INTENTIONALLY OMITTED

38.22 Waiver Of Redemption. Tenant hereby waives any and all rights conferred by California Civil Code Section 3275 and by California Code of Civil Procedure Sections 1174(c) and 1179 and any and all other laws and rules of law from time to time in effect during the term of this Lease providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant’s breach.

38.23 Brokerage Commission. Landlord and Tenant each represents and warrants to the other that each had no representation, conversations, or negotiations with any broker or finder concerning the Premises or the consummation of this Lease.

39. MEDIATION; ARBITRATION

39.1 Mediation. Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of Rent or any other sum owing from Tenant to Landlord under this Lease, Landlord and Tenant agree that, if and to the extent that any claim, counterclaim, dispute, and other matter in question between them arising out of or relating to this Lease or the breach thereof (collectively, “Nonmonetary Disputes”) cannot be resolved through direct discussions, such Nonmonetary Dispute shall be sent to mediation prior to either of them initiating against the other a demand for arbitration pursuant to this section, unless delay in initiating arbitration would irrevocably prejudice one of the parties. The mediator of any dispute submitted to mediation under this Lease shall not serve as arbitrator of such dispute unless otherwise agreed. All expenses of the mediation shall be borne by the parties equally; however, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

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39.2 Arbitration. Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of Rent or any other sum owing from Tenant to Landlord under this Lease, Landlord and Tenant agree that, if and to the extent that any Nonmonetary Dispute cannot be resolved through direct discussions or through mediation in accordance with Section 39.1 above, such Nonmonetary Dispute shall at the election of either party be submitted to the American Arbitration Association (“AAA”) for binding arbitration conducted by a single arbitrator (“Arbitrator”) in San Diego, California, in accordance with the Commercial Arbitration Rules (“CAR”) of the AAA, except as modified by the terms of this section (“Arbitration”). The Arbitrator shall have the power to grant such legal and equitable remedies and award such damages as may be granted or awarded by a Judge of the Superior Court of the County of San Diego, California. The Arbitrator shall prepare and provide to the parties a written decision (“Decision”) on all matters which are the subject of the Arbitration, including factual findings and the reasons which form the basis of the Decision of the Arbitrator. The Decision shall be non-appealable, conclusive, and final and shall have the effect and be enforceable in the manner provided by the California Code of Civil Procedure. Costs of the Arbitration shall be borne as directed by the Arbitrator, subject to Section 33 above. The parties hereby agree that the CAR are modified as follows:

(a) If the parties have not agreed to an Arbitrator within thirty (30) days after submission of the Nonmonetary Dispute to Arbitration, then the AAA shall appoint a single neutral Arbitrator as soon thereafter as practical.

(b) The parties shall be permitted discovery, including depositions, under the supervision of and rules set by the Arbitrator; provided, however, that discovery shall be completed within forty-five (45) days of selection or appointment of the Arbitrator. The Arbitrator shall have the power to impose such sanctions as the Arbitrator deems appropriate for failure of a party or counsel for a party to comply with discovery rules established by the Arbitrator.

(c) A hearing shall be held no later than ninety (90) days after submission to Arbitration, unless a hearing is waived by all parties.

(d) No later than ten (10) days from the date of closing of the Arbitration hearing, or, if an oral hearing has been waived, from the date of transmitting final statements and proofs to the Arbitrator, the Arbitrator shall render a written decision.

39.3 Unlawful Detainer. Notwithstanding the foregoing, nothing contained in this Section 39 shall be deemed to limit or restict Landlord’s rights to file an unlawful detainer action under California Code of Civil Procedure §§ 1161 et seq. and obtain a judgment thereunder.

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40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Commercial Lease as of the day and the year first above written.

LANDLORD: Green Road, LLC, a California limited liability company

By:	/s/ Rick Engebretsen
Name:	Rick Engebretsen
Title:	Manager
Dated:	November 28, 2018

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TENANT: SGSD, LLC, a Nevada limited liability company

By:	/s/ David Barakett
Name:	David Barakett
Title:	CEO
Dated:	November 28, 2018

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EXHIBIT A

PREMISES

Parcel D of Parcel Map No. 904, in the City of San Diego, County of San Diego, State of California, according to Parcel Map thereof filed in the Office of the County Recorder of San Diego County on July 18, 1972 as File No. 185254 of Official Records, being a portion of Lot 1 of G-W Industrial Park Unit No. 1, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 7120, filed in the Office of the County Recorder of San Diego County, November 18, 1971.

EXHIBIT B

GUARANTY OF LEASE

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) dated as of December 1, 2018 is executed by David Barakett (“Guarantor”) in favor of Green Road, LLC, a California limited liability company (“Landlord”).

RECITALS

A. Landlord and SGSD, LLC, a Nevada limited liability company (“Tenant”), have entered into a lease dated as of December 1, 2018 (“Lease”), whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the premises located at 7625 Carroll Road, San Diego, California 92121 (the “Premises”).

B. As a condition to entering into the Lease, Landlord has required that Guarantor execute and deliver to Landlord this Guaranty.

NOW THEREFORE, in consideration of Landlord entering into the Lease of the Premises to Tenant, Guarantor covenants and agrees as follows:

1. GUARANTY

Guarantor absolutely and unconditionally guarantees to Landlord the timely payment of all amounts that Tenant may at any time owe under the Lease, or any extensions, renewals, or modifications of the Lease. Guarantor further guarantees to Landlord the full, faithful, and timely performance by Tenant of the Lease, or any extensions, renewals, or modifications of the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs, or charges, or in the performance of any covenant or obligation under the Lease, then Guarantor, at Guarantor’s expense, shall on demand by Landlord fully and promptly pay all rent, sums, costs, and charges to be paid and perform all other covenants and obligations to be performed by Tenant pursuant to the Lease. In addition, Guarantor shall on demand by Landlord pay to Landlord all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, damages, and all expenses (including, without limitation, court costs and reasonable attorney’s fees) that may arise in consequence of Tenant’s default.

2. WAIVERS

2.1 Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor’s liability under this Guaranty, to:

(a) consent to any extensions, accelerations, or other changes in the time for any payment provided for in the Lease, or consent to any other alteration of any covenant, term, or condition of the Lease in any respect, and to consent to any assignment, subletting, or reassignment of the Lease;

(b) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term, or condition of the Lease, or exchange, waive, or release any security; and

(c) apply this security and direct the order or manner of its sale as Landlord may determine.

2.2 Notwithstanding any termination, renewal, extension, or holding over of the Lease, this Guaranty shall continue until all of the covenants and obligations on the part of Tenant to be performed have been fully and completely performed by Tenant, and Guarantor shall not be released of any obligation or liability under this Guaranty so long as there is any claim against Tenant arising out of the Lease that has not been settled or discharged in full. To the extent any of the provisions of this Guaranty are inconsistent with any applicable Law, including §§2187-2855 of the California Civil Code, the provisions of this Guaranty shall control. This Guaranty shall not be released, modified, or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease.

3. INDEPENDENT OBLIGATIONS

3.1 The obligations of Guarantor under this Guaranty are independent of, and may exceed, the obligations of Tenant. A separate action may, at Landlord’s option, be brought and prosecuted against Guarantor, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any action, and Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with, or based upon the Lease.

3.2 Guarantor waives any right to:

(a) require Landlord to proceed against Tenant or any other person or entity or pursue any other remedy in Landlord’s power;

(b) complain of delay in the enforcement of Landlord’s rights under the Lease; and

(c) require Landlord to proceed against or exhaust any security held from Tenant or Guarantor.

3.3 Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause of the liability of Tenant. Guarantor waives any right to assert or plead any statute of limitations relating to this Guaranty or the Lease. Guarantor waives all demands upon and notices to Tenant and to Guarantor, including, without limitation, demands for performance, notices of nonperformance, notices of nonpayment, and notices of acceptance of this Guaranty.

3.4 Guarantor subordinates all existing or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and this Guaranty. Guarantor waives any right of subrogation that Guarantor may have against Tenant.

4. DEFINITION OF TENANT

For purposes of this Guaranty and the obligations and liabilities of Guarantor, the term “Tenant” shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, or others directly or indirectly leasing or occupying the Premises leased under the Lease or operating or conducting a business in or from these Premises.

5. NO REPORTING DUTY

Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform Tenant’s obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information that Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform such obligations.

6. CONTINUING GUARANTY

This Guaranty shall remain in full force notwithstanding the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief act or statute, whether now existing or later amended or enacted, or the disaffirmance of the Lease in any action or otherwise.

7. JOINT AND SEVERAL OBLIGATIONS

If this Guaranty is signed, or if the obligations of Tenant are otherwise guaranteed, by more than one party, their obligations shall be joint and several, and the release or limitation of liability of any one or more of the guarantors shall not release or limit the liability of any other guarantors.

8. SUCCESSORS AND ASSIGNS

This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, administrators, personal and legal representatives, successors, and assigns, and shall inure to the benefit of Landlord and Landlord’s successors and assigns. Landlord may, without notice, assign this Guaranty, the Lease, or the rents and other sums payable under the Lease, in whole or in part.

9. GUARANTY OF COSTS AND FEES

In addition to the amounts guaranteed, Guarantor agrees to pay reasonable attorney’s fees and all other costs and expenses incurred by Landlord in enforcing this Guaranty or in any action or proceeding arising out of, or relating to, this Guaranty.

10. NO WAIVER

No provision of this Guaranty or right of Landlord can be waived, nor can the Guarantor be released from its obligations except in writing signed by Landlord.

11. GOVERNING LAW

This Guaranty shall be deemed to be made under and shall be governed by California law in all respects, including matters of construction, validity, and performance, and the terms and provisions of this Guaranty may not be waived, altered, modified, or amended except in a writing signed by an authorized officer of Landlord and by Guarantor. Any litigation concerning this Guaranty shall be initiated in a state court of competent jurisdiction in the County of San Diego and Guarantor consents to the jurisdiction of such court.

12. SEVERANCE

If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if it did not contain those provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

13. COUNTERPARTS

This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

By:	/s/ David Barakett
Name:	David Barakett
Dated:	November 28, 2018